                                                                     Exhibit 2.4

                                                                  EXECUTION COPY

                             SUPPLEMENTAL AGREEMENT

                          DATED AS OF NOVEMBER 24, 2002

                                  by and among

                              PATRON SYSTEMS, INC.,

                              ESC ACQUISITION, INC.

                                       and

                            ENTELAGENT SOFTWARE CORP.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
     THE MERGER
     Section  1.1 The Merger ...............................................  2
     Section  1.2 Filing of the Merger Agreement ...........................  2
     Section  1.3 Closing ..................................................  2
     Section  1.4 Merger Consideration .....................................  2
     Section  1.5 Company Stock Options and Stock Purchase Warrants. .......  2
     Section  1.6 Dissenting Shares ........................................  3

ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF PARENT ..............................
     Section  2.1 Organization of Parent ...................................  3
     Section  2.2 Subsidiaries and Investments of Parent ...................  3
     Section  2.3 Parent Operations ........................................  3
     Section  2.4 Capital Stock of Parent ..................................  4
     Section  2.5 Mergerco .................................................  4
     Section  2.6 Authorization ............................................  4
     Section  2.7 Non-Contravention ........................................  5
     Section  2.8 Valid Shares .............................................  5
     Section  2.9 TrustWave Corp ...........................................  5
     Section  2.10 Share Exchange ..........................................  5
     Section  2.11 Title to Assets .........................................  6
     Section  2.12 No Undisclosed Liabilities ..............................  6
     Section  2.13 No Violation, Litigation or Regulatory Action ...........  6
     Section  2.14 Material Contracts and Agreements .......................  6
     Section  2.15 Transactions with Affiliates ............................  6
     Section  2.16 Status of Parent ........................................  7
     Section  2.17 Private Placement Memorandum ............................  7
     Section  2.18 No Finder ...............................................  7
     Section  2.19 Disclosure ..............................................  7
     Section  2.20 Parent Disclosure Schedules .............................  7

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Section  3.1 Organization .............................................  8
     Section  3.2 Subsidiaries and Investments .............................  8
     Section  3.3 Capital Stock of the Company .............................  8
     Section  3.4 Authorization ............................................  9
     Section  3.5 Non-Contravention ........................................ 10
     Section  3.6 Financial Statements ..................................... 10
     Section  3.7 Operations Since Balance Sheet Date ...................... 10
     Section  3.8 No Undisclosed Liabilities ............................... 13
     Section  3.9 Taxes .................................................... 13
     Section  3.10 Availability of Assets and Legality of Use .............. 14
     Section  3.11 Governmental Permits .................................... 14
     Section  3.12 Real Property ........................................... 15

     Section 3.13 Real Property Leases ...................................... 15
     Section 3.14 Condemnation .............................................. 15
     Section 3.15 Personal Property ......................................... 15
     Section 3.16 Personal Property Leases .................................. 15
     Section 3.17 Intellectual Property ..................................... 15
     Section 3.18 Accounts Receivable; Inventories .......................... 17
     Section 3.19 Title to Assets ........................................... 17
     Section 3.20 Employees ................................................. 17
     Section 3.21 Employee Matters .......................................... 17
     Section 3.22 Employee Benefit Plans .................................... 18
     Section 3.23 Contracts ................................................. 18
     Section 3.24 Status of Contracts ....................................... 19
     Section 3.25 No Violation, Litigation or Regulatory Action ............. 20
     Section 3.26 Insurance ................................................. 20
     Section 3.27 Environmental Protection .................................. 20
     Section 3.28 Customers and Suppliers ................................... 21
     Section 3.29 Shareholders' Assets ...................................... 21
     Section 3.30 No Finder ................................................. 21
     Section 3.31 Transactions with Affiliates .............................. 21
     Section 3.32 Budget and Financial Projections .......................... 21
     Section 3.33 Confidentiality Agreements ................................ 22
     Section 3.34 Bank Accounts; Powers of Attorney; Minute Books ........... 22
     Section 3.35 Proxy Statement ........................................... 22
     Section 3.36 Disclosure ................................................ 22
     Section 3.37 Company Disclosure Schedules .............................. 23

ARTICLE IV
     [INTENTIONALLY RESERVED]

ARTICLE V
     ADDITIONAL AGREEMENTS OF THE PARTIES
     Section 5.1 Ordinary Course ............................................ 23
     Section 5.2 Access Prior to Closing; Certain Notices ................... 24
     Section 5.3 Regulatory and Other Authorizations ........................ 24
     Section 5.4 Further Assurances ......................................... 24
     Section 5.5 Company Financial Statements ............................... 25
     Section 5.6 Delivery of Documents ...................................... 25
     Section 5.7 Employees .................................................. 25
     Section 5.8 Use of Trade Names ......................................... 25
     Section 5.9 Continued Relationships .................................... 25
     Section 5.10 Preserve Accuracy of Representations and Warranties ....... 25
     Section 5.11 Notification by the Company of Certain Matters ............ 25
     Section 5.12 Necessary Actions ......................................... 25
     Section 5.13 No Assurance of IPO ....................................... 26
     Section 5.14 Reorganization ............................................ 27
     Section 5.15 Lok Tek Investment ........................................ 27
     Section 5.16 Indebtedness .............................................. 27
     Section 5.17 Option Grants ............................................. 27
     Section 5.18 Certain Liabilities and Obligations of the Company. ....... 27

         Section  5.19 Pre-Closing Working Capital......................................................   28
         Section  5.20 Indemnification of Officers and Directors of the Company.........................   28
         Section  5.21 Update of the Parent Disclosure Schedules........................................   28
         Section  5.22 Patron Holdings Merger...........................................................   29

ARTICLE VI
         CONDITIONS TO CLOSING
         Section  6.1 The Company's Conditions to Close.................................................   29
         Section  6.2 Parent's Conditions to Close......................................................   31

ARTICLE VII
         THE CLOSING
         Section  7.1 Deliveries by the Company.........................................................   34
         Section  7.2 Parent's Deliveries...............................................................   34

ARTICLE VIII
         [INTENTIONALLY RESERVED]

ARTICLE IX
         TERMINATION
         Section  9.1 Termination.......................................................................   35
         Section  9.2 Effect of Termination.............................................................   36

ARTICLE X
         MISCELLANEOUS
         Section  10.1 Expenses.........................................................................   36
         Section  10.2 Notices..........................................................................   37
         Section  10.3 Assignment.......................................................................   37
         Section  10.4 Interpretation...................................................................   38
         Section  10.5 Counterparts.....................................................................   38
         Section  10.6 Amendment........................................................................   38
         Section  10.7 Entire Agreement.................................................................   38
         Section  10.8 Binding Effect...................................................................   38
         Section  10.9 Survival.........................................................................   38
         Section  10.10 Severability....................................................................   38
         Section  10.11 Third Parties...................................................................   39
         Section  10.12 Waivers.........................................................................   39
         Section  10.13 Confidential Nature of Information..............................................   39
         Section  10.14 Governing Law; Arbitration......................................................   39
         Section  10.15 Definitions.....................................................................   40

                                      ANNEX
                                      -----

A        Shareholders' Consideration Table
B        TrustWave Supplemental Agreement
C        Share Exchange Agreement

                                    EXHIBITS
                                    --------

A        Form of Agreement and Plan of Merger
B        Form of Stock Option Cancellation Agreement
C        Form of D'Angelo Employment Agreement
D        Form of Gergen Employment Agreement
E        Form of Hammon Employment Agreement
F        Form of Maurer Employment Agreement
G        Form of Myers Employment Agreement
H        Form of Registration Rights Agreement


                                    SCHEDULES
                                    ---------

2.1      Organization of Parent
2.2      Subsidiaries and Investments of Parent
2.3      Parent Operations
2.4      Capital Stock of Parent
2.7      Non-Contravention of Parent
2.9      TrustWave Corp.
2.10     Share Exchange
2.11     Title to Assets of Parent
2.12     No Undisclosed Liabilities of Parent
2.13     No Violation, Litigation or Regulatory Action
2.14     Material Contracts of Parent
2.15     Transactions with Affiliates
3.1      Organization of the Company
3.3      Capital Stock of the Company; Shareholders
3.5      Non-Contravention of the Company
3.6      Financial Statements
3.7      Operations Since Balance Sheet Date
3.8      No Undisclosed Liabilities
3.9      Taxes
3.10     Availability of Assets and Legality of Use
3.11     Governmental Permits
3.13     Real Property Leases
3.15     Personal Property
3.16     Personal Property Leases
3.17     Intellectual Property
3.18     Accounts Receivable
3.19     Title to Assets of the Company
3.20     Employees
3.21     Employee Matters
3.22(a)  Plans
3.22(b)  ERISA Plans
3.23     Contracts
3.24     Status of Contracts
3.25     No Violation, Litigation or Regulatory Action

3.26     Company Insurance
3.27     Environmental Protection
3.28     Customers and Suppliers
3.31     Transactions with Affiliates
3.32     Budget and Financial Projections
3.34     Bank Accounts
5.16     Indebtedness
5.17     Option Grants
5.18(a) Certain Company Obligations to be Paid or Satisfied at Closing 5.18(b) Assumed Company Obligations

                             SUPPLEMENTAL AGREEMENT

     SUPPLEMENTAL AGREEMENT dated as of November 24, 2002 (this "Agreement") by and among Patron Systems, Inc., a Delaware corporation ("Parent"), ESC Acquisition, Inc., a California corporation ("Mergerco"), and Entelagent Software Corp., a California corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Mergerco and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), in the form of Exhibit A attached hereto, which provides, among other things, for the merger of Mergerco with and into the Company (the "Merger") pursuant to the applicable laws of the State of California;

     WHEREAS, Parent and each of its stockholders (the "Parent Stockholders") entered into that certain Share Exchange Agreement dated as of September 27, 2002, as amended and restated on October 10, 2002 (the "Share Exchange Agreement"), with Patron Holdings, Inc., a Nevada corporation, f/k/a Combined Professional Services, Inc., ("Patron Holdings"), pursuant to the terms of which all outstanding shares of Parent Common Stock (as defined below) were exchanged for shares of common stock, par value $0.001, of Patron Holdings (the "Patron Holdings Common Stock"), such that the Parent Stockholders, upon the consummation of the transactions contemplated by the Share Exchange Agreement, acquired approximately 85% of the outstanding capital stock of Patron Holdings (the "Share Exchange") with Parent surviving as a wholly owned subsidiary of Patron Holdings;

     WHEREAS, subsequent to the date hereof, but prior to the Closing Date (as defined below), Parent and Patron Holdings intend to effect a merger whereby Patron Holdings will be merged with and into Parent, with Parent continuing as the surviving corporation incorporated under the laws of the State of Delaware (the "Patron Holdings Merger");

     WHEREAS, the parties hereto believe it is desirable to enter into this Agreement in order to set forth the representations and warranties made by Parent and the Company in connection with the Merger, to set forth certain covenants and agreements of the parties and to set forth various other provisions relating to the Merger and the relative rights and obligations of the parties with respect thereto;

     WHEREAS, the parties hereto desire that the Merger qualify as a reorganization in accordance with Section 368(a) of the Code; and

     WHEREAS, certain capitalized terms are defined in the Merger Agreement and shall have the same meaning when used in this Agreement unless otherwise defined herein or in Section 10.15, the definitions of such terms being incorporated herein as if set forth in full herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and as more particularly described in the Merger Agreement, Mergerco shall be merged with and into the Company at the Effective Time.

     Section 1.2 Filing of the Merger Agreement. The Company, Parent and Mergerco shall cause the Merger Agreement, duly executed in accordance with
Section 1103 of the California General Corporation Law (the "CGCL"), to be filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of California in accordance with the CGCL.

     Section 1.3 Closing. The closing of the Merger (the "Closing") shall take place on January 21, 2003 or on such other date as Parent and the Company may agree; provided, that, in either case, each of the conditions set forth in
Article VI has been satisfied or waived prior to such date. The time and date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."

     Section 1.4 Merger Consideration. Subject to the provisions of Article I of the Merger Agreement, as of the Effective Time, by virtue of the Merger, the aggregate outstanding shares of Company Stock immediately prior to the Effective Time shall be converted, in the aggregate, into 1,800,000 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Merger Consideration"). The Merger Consideration shall be allocated among the Shareholders to be set forth on Annex A which the Company shall use its best efforts to deliver to Parent within 10 days after the date hereof, but in any event, not later than the date of delivery of the Proxy Statement to Parent and its counsel pursuant to Section 5.12. The parties hereto acknowledge and agree that for purposes of (i) determining the "Liquidation Preference" of the Shareholders pursuant to Article III, Section B(2) of the Company's Articles of Incorporation and (ii) the Shareholder Merger Consideration Approval, the value of the shares of Parent Common Stock to be issued pursuant to this Agreement is at least $3.56 per share.

     Section 1.5 Company Stock Options and Stock Purchase Warrants.

          (a) In accordance with the terms of the Merger Agreement, each of the stock options to purchase shares of Company Common Stock issued by the Company pursuant to the Company Stock Plan and set forth on Schedule 3.3 hereto (the "Company Stock Options"), which are outstanding as of the Effective Time shall terminate and be of no further force and effect at the Effective Time, and each holder of a Company Stock Option shall execute and deliver to the Company an Option Termination Agreement in the form attached hereto as Exhibit B.

          (b) In accordance with the terms of the Merger Agreement, each outstanding warrant to purchase shares of Company Stock set forth on Schedule
3.3 hereto (the "Stock Purchase Warrants"), which are outstanding as of the Effective Time shall be terminated and be of no further force and effect at the Effective Time.

     Section 1.6 Dissenting Shares. Any issued and outstanding shares of Company Stock held by a Person (a "Dissenting Shareholder") who properly exercises such Person's dissenters' rights under the CGCL ("Dissenting Shares") shall not be converted as described in Section 1.4, but rather shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the CGCL. Subject to the foregoing, if, after the Effective Time, such Dissenting Shareholder withdraws his demand for payment or fails to perfect or otherwise loses his right of payment, in any case pursuant to the CGCL, the Dissenting Shares of such Dissenting Shareholder shall be deemed to be converted as of the Effective Time into the right to receive the amount to which such Dissenting Shareholder would otherwise have been entitled to pursuant to Section 1.4. The Company shall give Parent prompt notice of any demands for payment received by the Company. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

     Section 2.1 Organization of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 2.1, which jurisdictions are the only ones in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent, and no other jurisdiction has demanded, requested or otherwise indicated that the Company is required to so qualify. Parent has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Parent has delivered or otherwise made available to the Company true, correct and complete copies of Parent's Amended and Restated Certificate of Incorporation, as in effect on the date hereof, Amended and Restated By-laws, as in effect on the date hereof, minute books and stock transfer records. Parent is not in violation of any term or provision of its charter, bylaws or other organizational document the consequences of which would reasonably be expected to result in a Material Adverse Effect on Parent.

     Section 2.2 Subsidiaries and Investments of Parent. Except as set forth on
Schedule 2.2 (which will include the percentage owned by Parent), Parent does not, directly or indirectly, (i) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or (ii) otherwise control any such corporation, partnership, joint venture or other entity.

     Section 2.3 Parent Operations. Other than the negotiation and execution of this Agreement, the Merger Agreement, the Share Exchange Agreement, the Patron Holdings Merger and the transactions contemplated hereby and thereby and the negotiation of other transactions for the purchase by Parent of other business entities, each as described in

Schedule 2.3, prior to the date hereof, Parent has not conducted any material business activities or operations and has not completed any other acquisitions or combinations.

     Section 2.4 Capital Stock of Parent. As of the date hereof, the authorized capital of Parent consists of (i) 150,000,000 shares of Common Stock of Parent, par value $.01 per share (the "Parent Common Stock"), of which, as of the date hereof, 25,400,000 shares are issued and outstanding; and (ii) 75,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock," together with the Parent Common Stock, the "Parent Capital Stock"), none of which is issued and outstanding or reserved for any purpose. All outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Parent Common Stock has been issued in violation of the preemptive rights of any person or in violation of applicable federal or state securities laws, except where any such violation or violations, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Schedule 2.4 sets forth a true and complete list of the names and addresses of each of the holders of record of options to purchase Parent Common Stock (the "Parent Stock Options"), the respective number of shares of Parent Common Stock subject to such Parent Stock Option, the exercise price applicable to such Parent Stock Option and the expiration date of such Parent Stock Option. Except for this Agreement, the Merger Agreement and except as set forth on Schedule 2.4 hereof, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Parent Common Stock or any other securities of Parent. Except as set forth on Schedule 2.4 and except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Parent or on the ability of Parent to declare and pay dividends.

     Section 2.5 Mergerco. Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Mergerco has not conducted any business activities prior to the date of this Agreement, other than the negotiation and execution of this Agreement and the Merger Agreement. All outstanding shares of capital stock of Mergerco are owned, beneficially and of record, by Parent.

     Section 2.6 Authorization. (a) Parent has full corporate power and authority to enter into this Agreement, the Merger Agreement, the Registration Rights Agreement and the Employment Agreements (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby and to comply with the terms and provisions hereof and thereof, subject to the conditions hereof and thereof. The execution, delivery and performance by Parent of each of the Transaction Documents, and the actions to be taken by Parent contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary with respect hereto or thereto. Each of the Transaction Documents constitutes the valid and binding obligations of Parent, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

          (b) Mergerco has full corporate power and authority to enter into this Agreement and the Merger Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Mergerco of this Agreement and the Merger Agreement and the actions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Mergerco, and no other corporate proceedings on the part of Mergerco are necessary with respect hereto or thereto. This Agreement and the Merger Agreement constitute the valid and binding obligations of Mergerco, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     Section 2.7 Non-Contravention. Except as set forth in Schedule 2.7, neither the execution or delivery of the Transaction Documents by Parent or this Agreement and the Merger Agreement by Mergerco, nor the consummation of the transactions contemplated hereby or thereby by Parent and Mergerco, will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the respective charters or By-laws of Parent or Mergerco or any material agreement, instrument or indenture to which Parent or Mergerco is a party or by which either is bound; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Mergerco; or (c) require, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by Parent or Mergerco of any declaration, filing or registration with, any third party or any Governmental Body and the filing of a copy of the Merger Agreement with the Secretary of State of the State of California and such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Mergerco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.8 Valid Shares. The issuance of the Parent Common Stock in connection with the Merger has been duly authorized on behalf of Parent and such shares, when issued pursuant to this Agreement and the Merger Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable.

     Section 2.9 TrustWave Corp. Except as set forth on Schedule 2.9, to the Knowledge of Parent, all of the representations and warranties contained in
Article III of the TrustWave Supplemental Agreement, a true, correct and complete copy of which is attached hereto as Annex B, that are qualified as to materiality are true and correct in all respects and such representations and warranties that are not so qualified are true and correct in all material respects.

     Section 2.10 Share Exchange. Except as set forth on Schedule 2.10, to the Knowledge of Parent, as of the date hereof and as of the date of the consummation of the Patron Holdings Merger, all of the representations and warranties contained in Article V of the Share Exchange Agreement, a true, correct and complete copy of which is attached hereto as Annex C, that are qualified as to materiality are true and correct in all respects and such representations and warranties that are not so qualified are true and correct in all material respects.

     Section 2.11 Title to Assets. Parent has good title to all of its assets, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 2.11.

     Section 2.12 No Undisclosed Liabilities. Except as set forth on Schedule 2.12, Parent is not subject to any obligation or liability of a kind required to be included as a liability on the balance sheet set forth in Schedule 2.12 (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for on such balance sheet, other than liabilities reasonably incurred in the ordinary course of business after the date of such balance sheet or incurred with respect to the matters disclosed in
Schedule 2.3, none of which, individually or in the aggregate, would have a Material Adverse Effect on Parent and none of which is a liability for breach of contract, breach of warranty, tort, infringement or other lawsuit.

     Section 2.13 No Violation, Litigation or Regulatory Action. Except as set forth on Schedule 2.13:

          (a) To the Knowledge of Parent, Parent has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees, stipulations, awards or orders of any Governmental Body which are applicable to Parent;

          (b) No notice has been served upon Parent by any Governmental Body or other person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by Parent;

          (c) There are no lawsuits, claims, suits, proceedings pending or, to the Knowledge of Parent, threatened against Parent or investigations pending regarding Parent nor, to the Knowledge of Parent, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which Parent is the plaintiff or claimant; and

          (d) There is no action, suit or proceeding pending or, to the Knowledge of Parent, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Merger Agreement.

     Section 2.14 Material Contracts and Agreements. Schedule 2.14 includes a list of all material contracts, agreements and instruments to which Parent or Mergerco is a party, true and complete copies of all of which have been delivered by Parent to the Company. All of such material contracts, agreements and instruments constitute valid and binding obligations of Parent and/or Mergerco and, to the Knowledge of Parent, the other parties thereto and are in full force and effect in all material respects, without any material breach by Parent or Mergerco or, to the Knowledge of Parent, any other parties thereto.

     Section 2.15 Transactions with Affiliates. Except as set forth on Schedule 2.15, no officer, director or other Affiliate of Parent (including spouses, children and other relatives of any of the foregoing) is a party to any agreement, contract, arrangement or transaction with Parent or has any interest in any property (real or personal or mixed, tangible or intangible) owned or leased by Parent.

     Section 2.16 Status of Parent. Neither Parent nor Mergerco nor any of their officers, directors or affiliates, promoters or control persons, nor any predecessor thereof, has been (a) the general partner or an executive officer of any business with respect to which a petition for relief under the Bankruptcy Code has been filed either at the time of the filing or within two years before that time; (b) been convicted in a criminal proceeding or been the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) been subject to any order, judgment or decree, subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or its involvement in any type of business, securities or banking activities; or (d) been found by a court of competent jurisdiction (in a civil action) or the Securities Exchange Commission to have violated a federal or state securities law, and the judgment has not been reversed, suspended or vacated.

     Section 2.17 Private Placement Memorandum. The Private Placement Memorandum (the "PPM") to be prepared by Parent in accordance with Section 5.12 will not, at the time of the mailing of the PPM to the Shareholders, at the time of the Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that Parent makes no representation or warranty with respect to (i) any information supplied by the Company for use in the PPM or (ii) any information contained in the Proxy Statement to which the PPM will be attached as an Appendix. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the PPM such event shall be so described. None of the information that Parent or Mergerco will supply specifically for use in the Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     Section 2.18 No Finder. Parent has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     Section 2.19 Disclosure. No representation or warranty made by Parent contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified or referred to in this Agreement, including, without limitation, the Parent Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of circumstances under which they were made, not misleading.

     Section 2.20 Parent Disclosure Schedules. Notwithstanding anything in this Agreement to the contrary, (a) all information contained in the Schedules delivered by Parent pursuant to Article II hereto (the "Parent Disclosure Schedules") is and for all purposes shall be deemed to constitute a part of Parent's representations and warranties set forth in this Article II, (b) the Parent Disclosure Schedules are incorporated in this Agreement by reference, and (c) disclosure by Parent in or on one Parent Disclosure Schedule shall be deemed to be disclosure for all other purposes on any or all of the other Parent Disclosure Schedules for which such disclosure may be relevant to the extent that a reasonable person would understand that information disclosed in such Schedule might reasonably apply to such other Schedule(s).

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Mergerco as follows:

     Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 3.1, which jurisdictions are the only ones in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company, and no other jurisdiction has demanded, requested or otherwise indicated that the Company is required to so qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered or otherwise made available to Parent true, correct and complete copies of the Company's Articles of Incorporation, as in effect on the date hereof, By-laws, as in effect on the date hereof, minute books and stock transfer records. The Company is not in violation of any term or provision of its charter, bylaws or other organizational document the consequences of which would reasonably be expected to result in a Material Adverse Effect on the Company.

     Section 3.2 Subsidiaries and Investments. The Company does not, directly or indirectly, (i) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or (ii) otherwise control any such corporation, partnership, joint venture or other entity.

     Section 3.3 Capital Stock of the Company. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, $.01 par value ("Company Common Stock"), 3,278,900 of which are duly and validly issued and outstanding, fully paid and nonassessable, and none of which are held by the Company as treasury shares, and (ii) 200,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock," together with the Company Common Stock, the "Company Stock"), of which (A) 50,000 shares have been designated Series A Preferred Stock, of which, as of the date hereof, 19,250 shares are issued and outstanding, (B) 15,000 shares have been designated Series B Preferred Stock, of which, as of the date hereof, 12,000 shares are issued and outstanding and (C) 100,000 shares have been designated Series C Preferred Stock, of which, as of the date hereof, 20,227 shares are issued and outstanding. All outstanding shares of Company Stock are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Company Stock has been issued in violation of the preemptive rights of any person or in violation of applicable federal or state securities laws, except where any such violation or violations, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Schedule 3.3 sets forth a true and complete list of the names of (i) each of the holders of record of the Company Stock and the respective number of outstanding shares held of record by each such holder, (ii) each of the holders of record of Company Stock Options, the respective number of shares of Company Common Stock subject to each such Company Stock Option and the exercise price applicable to such Company Stock Option and (iii) each of the holders of record of Company Stock Purchase Warrants, the respective number of shares of Company Stock subject to each such Company Stock Purchase Warrant and the exercise price applicable to such Company Stock Purchase Warrant. Except for this Agreement, the Merger Agreement and except as set forth on Schedule 3.3 hereof, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Company Stock or any other securities of the Company. Except as set forth on Schedule 3.3 and except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of the Company or on the ability of the Company to declare and pay dividends.

     All outstanding shares of Company Stock are held free and clear of all Encumbrances created by the Company and, to the Knowledge of the Company, such shares are beneficially owned by the holders listed on Schedule 3.3 (and to the Knowledge of the Company) free and clear of all Encumbrances (other than restrictions under the Securities Act, and the rules and regulations thereunder, and state securities laws).

     Section 3.4 Authorization. The Board of Directors of the Company has declared the Merger advisable and has duly resolved to recommend that the Merger and the Merger Agreement be approved by the Shareholders. The Company has full corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to comply with the terms and provisions hereof and thereof, subject to the conditions hereof and thereof. The execution, delivery and performance by the Company of the Transaction Documents and the actions to be taken by the Company contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger and the Merger Agreement by the Shareholders. The approval of the valuation of the Merger Consideration as required by Article III, Section B(2)(b)(ii)(B) of the Company's Articles of Incorporation by the affirmative vote of a majority of the votes that holders of the outstanding shares of each series of Company Preferred Stock are entitled to cast (voting as a single class on an as-if converted basis in accordance with the Company's Articles of Incorporation) (the "Shareholder Merger Consideration Approval"), the affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast (voting as a single class with the holders of the Company Preferred Stock voting on an as-if converted basis in accordance with the Company's Articles of Incorporation), the affirmative vote of a majority of the votes that holders of the outstanding shares of each series of Company Preferred Stock are entitled to cast (each series of Company Preferred Stock voting separately as a class in accordance with the Company's Articles of Incorporation) and the affirmative vote of a majority of the votes that holders of the outstanding shares of Company Preferred Stock are entitled to cast (voting as a single class on an as-if converted basis in accordance with the Company's Articles of Incorporation), are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger Agreement and the transactions contemplated thereby. Each of this Agreement and the Merger Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to
(a) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (b) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     Section 3.5 Non-Contravention. Except as set forth on Schedule 3.5, neither the execution or delivery of the Transaction Documents by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or By-laws of the Company; (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any provisions of any material agreement (including, without limitation, any loan agreements or promissory note), indenture or instrument to which the Company is a party or by which the Company is bound; (c) result in the creation or imposition of any Encumbrance on any of the property of the Company; (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (e) require on the part of the Company or the Shareholders, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by the Company of any declaration, filing or registration with, any third party or any Governmental Body, except for the filing of a copy of the Merger Agreement with the Secretary of State of the State of California and such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.6 Financial Statements. Schedule 3.6 contains (a) the unaudited balance sheets of the Company as of December 31, 2000 and December 31, 2001 and the related statements of income, stockholder's equity and cash flows for the years then ended, and the notes to such financial statements (collectively, the "Company's Annual Financial Statements") and (b) the unaudited internal statement of the Company for the nine months ended September 30, 2002 (the "Balance Sheet" together with the Company's Annual Financial Statements, the "Company's Financial Statements").

          Except as set forth on Schedule 3.6, the Company's Financial Statements have been prepared in accordance with GAAP applied on a consistent basis except as may be noted therein, are true and correct and present fairly in all material respects the financial condition and the results of operations and cash flows of the Company at the dates and for the respective periods stated therein. None of the Company's Financial Statements referred to in this Section
3.6 contains any material items of special or nonrecurring income except as expressly specified therein.

     Section 3.7 Operations Since Balance Sheet Date. (a) Except as set forth on
Schedule 3.7, during the period from the Balance Sheet Date to the date hereof, inclusive, there has been no damage, destruction, loss or claim made or filed against the Company (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Business or the results of operations, properties or condition (financial or otherwise) of the Company.

          (b) Since the Balance Sheet Date, except (i) as set forth on Schedule 3.7, (ii) for actions described below that would not result in a Material Adverse Effect on the Company (other than subsections (i), (vii), (xi) and (xv) which shall not be qualified by this subclause (ii)) and (iii) for actions described below that would not cause any of the representations and warranties contained in this Article III (other than this Section 3.7) to be untrue in any material respect, the Company has not:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

          (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

          (iii) undertaken or committed to undertake capital expenditures exceeding $10,000 for any single project or related series of projects;

          (iv) made charitable donations in excess of $2,000 in the aggregate;

          (v) sold, leased, transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets reflected on the Balance Sheet or any assets acquired after the Balance Sheet Date, except for sales of inventory in the ordinary course of business consistent with past practice;

          (vi) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any rights of material value;

          (vii) created, incurred, guaranteed or assumed any indebtedness for borrowed money or entered into any capitalized leases;

          (viii) accelerated collection of any note or account receivable to a date prior to the date such collection would have occurred in the ordinary course of business consistent with past practice;

          (ix) delayed payment of any account payable or other liability of the Company beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (x) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained;

          (xi) granted any bonus or other special compensation or increased the compensation or benefits payable or to become payable to any directors, officers or employees, or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan except for increases required by law;

          (xii) sold, assigned or transferred any patents, trademarks, service marks, trade names, copyrights, Software (as defined in Section 3.17) (except in the ordinary course of business consistent with past practice), trade secrets or other similar intangible assets, or disclosed any proprietary or confidential information to any person or entity (other than Parent, its Affiliates and agents);

          (xiii) extended credit other than in the ordinary course of business or permitted any change in credit practices or in the method of maintaining books, accounts or business records;

          (xiv) declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property) to any of the Shareholders in respect of any Company Stock or other securities of the Company;

          (xv) purchased, redeemed, called for purchase or redemption or otherwise acquired any shares of Company Stock or any other securities of the Company;

          (xvi) made any write-down of the value of any inventory or write-offs as uncollectible of any notes or accounts receivable except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which would reasonably be expected to have a Material Adverse Effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company;

          (xvii) except as otherwise contemplated herein, entered into any transaction other than in the ordinary course of business or any transaction (not involving purchases and sales of inventory) including commitments for expenditures in excess of $10,000;

          (xviii) made any changes in the accounting methods or practices followed by the Company;

          (xix) entered into or performed any transactions with any of its Affiliates except for transactions in the ordinary course of business and on terms no less favorable than those customarily enjoyed by the Company;

          (xx) agreed or committed to do or authorized any of the foregoing; or

          (xxi) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or prior to the Closing Date).

     Section 3.8 No Undisclosed Liabilities. Except as set forth on Schedule 3.8, the Company is not subject to any obligation or liability of a kind required to be included as a liability on the Balance Sheet under the method of accounting described in Section 3.6 hereof (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for on the Balance Sheet, other than liabilities reasonably incurred in the ordinary course of business after the Balance Sheet Date, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and none of which is a liability for breach of contract, breach of warranty, tort, infringement or other lawsuit.

     Section 3.9 Taxes. (a) Except as set forth on Schedule 3.9, (i) all Tax Returns, required to be filed by or on behalf of the Company prior to the Closing Date have been or will be timely filed, and such Tax Returns as so filed are or will be complete and accurate in all material respects and disclose all Taxes required to be paid for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (ii) no extension of time in which to file any such Tax Returns is in effect or has been requested; (iii) all Taxes for which the Company is liable relating to any period ending on or prior to the Closing Date (or the portion of any Tax period ending on the Closing Date and with respect to any Tax Period which begins before the Closing Date and ends after the Closing Date) shall have been paid or, if not yet due and payable, properly accrued for as of the Closing Date; (iv) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or will be paid to the proper Governmental Body; (v) there are no Tax liens (except for liens relating to current Taxes not yet due) on any property of the Company and, to the Knowledge of the Company, no basis exists for any such liens; (vi) the Tax Returns referred to in clause (i) have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vii) no audit of any kind has been conducted with respect to any Tax Return by an appropriate Taxing authority; (viii) all deficiencies which have been asserted as a result of any examination set forth on Schedule 3.9 hereto have been fully paid or finally settled, and no issue has been raised in any such examination which, by application of similar principles, reasonably would be expected to result in assertion of a deficiency for any other year not so examined; (ix) the Company has neither executed nor entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state, local or foreign law; (x) there are no outstanding agreements or waivers extending the statutes of limitations with respect to the assessment of any Tax and no such agreements or waivers have been requested; (xi) the Company has not incurred any liability with respect to Taxes based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital stock or surplus, properties or assets except in the ordinary course of business, or any liabilities for interest or penalties with respect to the foregoing; (xii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or, to the Knowledge of the Company, threatened with respect to Taxes of the Company and, to the Knowledge of the Company, no basis exists therefor; (xiii) the accruals for Taxes reflected on the Balance Sheet are adequate to cover any Tax liability of the Company; (xiv) since the Balance Sheet Date, the Company has not and, to the Knowledge of the Company, none of the Shareholders has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for the Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date; and (xv) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

          (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

          (c) As a result of the Merger, none of the Company, the Surviving Corporation or Parent will be obligated to make a payment to an individual employed by the Company that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (d) For any Taxable period as to which the relevant statute of limitations will not have expired as of the Closing Date, the Company has not been a member of an affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or has filed Tax Returns with a group of corporations filing a combined, consolidated or unitary income Tax Return.

          (e) The Company has not and, to the Knowledge of the Company, the Shareholders have not taken or failed to take any action which action or failure would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.10 Availability of Assets and Legality of Use. Except as set forth on Schedule 3.10, the assets owned or leased by the Company, or which the Company is entitled to use under license or other agreements, constitute all the assets used by the Company in the conduct of the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems), and the tangible assets owned or leased by the Company are in good condition (subject to normal wear and tear) and serviceable condition. Except as set forth on Schedule 3.10, to the Knowledge of the Company, (a) all such assets and their uses conform to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, all electrical, building, zoning, environmental and occupational safety and health Requirements of Law), and (b) no written notice of any existing violation of any of such matters relating to such assets or their use has been received by the Company or any of the Shareholders.

     Section 3.11 Governmental Permits. To the Knowledge of the Company, the Company owns, holds or possesses all governmental licenses, franchises, permits, privileges, variances, immunities, approvals and other authorizations which are necessary to entitle it to own, lease, operate and use its assets and properties and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect on the Company. Schedule 3.11 sets forth a list and brief description of each such Governmental Permit.

     To the Knowledge of the Company, the Company has fulfilled and performed its respective obligations under each of such Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit, or permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the right of the Company under any such Governmental Permit. No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received or is known by the Company. Except as set forth on Schedule 3.11, each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Closing, in each case without (a) the occurrence of any breach, default or forfeiture of rights thereunder or (b) the consent, approval, or act of, or the making of any filing with, any Governmental Body or other party.

     Section 3.12 Real Property. The Company does not own, and has never owned, any real property or any option to acquire any real property.

     Section 3.13 Real Property Leases. Schedule 3.13 sets forth a list of each lease or similar agreement under which the Company is lessee of, or holds or operates, any real property owned by any third party. Except as set forth on
Schedule 3.13, (i) there are no subleases, tenancies or other rights of occupancy affecting all or any part of such leases, (ii) the Company has the right to quiet enjoyment of the premises described in any lease identified on such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and (iii) the leasehold or other interest of the Company therein is not subject or subordinate to any Encumbrance held by persons claiming by, through or under the Company, except for Permitted Encumbrances.

     Section 3.14 Condemnation. Neither the whole nor any part of any real property listed on Schedule 3.13 is subject to any pending suit for condemnation or other taking by any public authority and, to the Knowledge of the Company, no such condemnation or other taking is threatened.

     Section 3.15 Personal Property. Schedule 3.15 contains a list as of the date hereof of all machinery, equipment, vehicles, furniture and other personal property owned by the Company having an original cost of $2,000 or more.

     Section 3.16 Personal Property Leases. Schedule 3.16 contains a list of each lease or other agreement or right, whether written or oral, under which the Company is lessee of, or holds or operates, any machinery, equipment, computer hardware and related peripheral equipment, vehicle or other tangible personal property owned by a third party.

     Section 3.17 Intellectual Property. (a) Schedule 3.17 contains a list of:

          (i) all United States and foreign patents and patent applications and patent disclosures owned or controlled by the Company;

          (ii) all United States and foreign copyrights, registered or unregistered, copyrighted works and copyright registration applications owned or controlled by the Company;

          (iii) all computer software programs and software systems (including, without limitation, all data, databases, compilations, tool sets, related documentation and materials, whether in source code, object code or human readable form and regardless of media), developed by or for the Company or otherwise used in the Business ("Software");

          (iv) all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for by the Company, and all other United States, state and foreign trademarks, service marks and trade names owned or used by the Company or in which the Company holds any right, license, sublicense or interest;

          (v) all agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any asset, property or right of the character described in the preceding clause to which the Company is a party;

          (vi) all licenses, sublicenses or agreements which are material to the Business and which relate or pertain to mailing lists, know-how, trade secrets, disclosures or uses of ideas to which the Company is a party, showing in each case the parties and the material terms; and

          (vii) all registered and unregistered assumed or fictitious names under which the Company is conducting the Business or has within the previous three years conducted the Business.

          (b) All patents listed on Schedule 3.17 as being owned, controlled or used by the Company are valid and in force and all patent applications of the Company listed therein are in good standing, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.17, the Company owns the entire right, title and interest in and to such patents and patent applications, free and clear of all Encumbrances, except Permitted Encumbrances. All of the registrations for trademarks, service marks, trade names and copyrights listed on Schedule 3.17 as being owned, controlled or used by the Company are valid and in force and all applications for such registrations are pending and in good standing, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.17, the Company owns the entire right, title and interest in and to all such trademarks, service marks, trade names and copyrights so listed as well as the registrations and applications for registration therefor, free and clear of all Encumbrances, except Permitted Encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, service marks, trade names and copyrights and registrations, applications or deposits therefor and all the agreements, commitments, contracts, understandings, licenses, sublicenses, assignments, and indemnities listed on
Schedule 3.17 have heretofore been delivered or otherwise made available by the Company to Parent.

     Section 3.18 Accounts Receivable; Inventories. (a) All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business consistent with past practice and, to the Knowledge of the Company, are not subject to counterclaims or setoffs. Except as set forth on Schedule 3.18, no such receivable has been outstanding for more than 90 days beyond its due date. To the Knowledge of the Company, all of the accounts receivable reflected on the Balance Sheet, taken as a whole, are good and collectible in the ordinary course of business at the aggregate amounts recorded in respect thereof, net of any applicable allowance for doubtful accounts, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts reflected in the Balance Sheet.

          (b) The inventories of the Company (including raw materials, supplies, work-in-process, finished goods and other materials) are in good and useable condition and (i) are reflected in the Balance Sheet in accordance with generally accepted accounting principles and (ii) are reflected in the books and records of the Company at the lower of average cost or market value. The inventory obsolescence policies of the Company are appropriate for the nature of the products sold and the marketing methods used by the Company, and the reserve for inventory obsolescence contained in the Balance Sheet fairly reflects the amount of obsolete inventory as of the Balance Sheet Date. The Company has heretofore delivered to Parent a list of places where material inventories of the Company are located.

     Section 3.19 Title to Assets. To the Knowledge of the Company, the Company has good title to all of its assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 3.19.

     Section 3.20 Employees. Schedule 3.20 contains a list of the employees of the Company as of the date hereof. As of the date hereof, all bonuses payable to employees of the Company for services performed on or prior to the date hereof have been paid in full, and there are no outstanding agreements, understandings or commitments of the Company with respect to any bonuses or increases in compensation.

     Section 3.21 Employee Matters. To the Knowledge of the Company, the Company has complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company believes that the Company's relations with its employees are satisfactory. Except as set forth in Schedule 3.21, the Company is not a party to any collective bargaining agreement, the Company has complied in all material respects with all collective bargaining agreements listed in such Schedule and the Company is not a party to, and it is not affected by or, to the Knowledge of the Company, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees. The Company is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Company. The Company is not affected by any union organizing or election activities involving any employee of the

Company and, to the Knowledge of the Company, no such activities are threatened as of the date hereof.

     Section 3.22 Employee Benefit Plans. (a) The Company's 401(k) Plan, as referenced on Schedule 3.22(a) (the "401(k) Plan"), is the only "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) at any time maintained by the Company or which provides or will provide benefits to present or prior employees of the Company. The Company has at no time maintained any "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) and neither has provided nor will provide benefits to present or prior employees of the Company pursuant to such a plan. In addition, set forth on
Schedule 3.22(a) is a true and complete list of each stock ownership, stock purchase, stock option, phantom stock, bonus, deferred compensation, incentive compensation, severance or termination pay, change of control, death benefit or similar plan, agreement or arrangement maintained by the Company (the "Non-ERISA Commitments"). The Company has never maintained or been required to contribute to any "employee pension benefit plan" subject to Section 302 or Title IV of ERISA or any "multiemployer plan," as such term is defined in Section 3(37) of ERISA. The Company does not have, and has never had, any ERISA Affiliate. Except as disclosed on Schedule 3.22(a), true copies of the 401(k) Plan and each Non-ERISA Commitment, the annual reports required to be filed under ERISA for the last two years with respect to the 401(k) Plan, if any, and the financial statements for the most recent two years for which such statements exist with respect to the 401(k) Plan have been delivered or made available to Parent.

          (b) Neither the Company nor, to the Knowledge of the Company, any of the Shareholders, any other "disqualified person" (within the meaning of Section 4975 of the Code) or any "party in interest" (within the meaning of Section 3(14) of the Code) has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor, to the Knowledge of the Company, has any breach of fiduciary duty occurred, with respect to the 401(k) Plan. Except as disclosed on Schedule 3.22(b), the 401(k) Plan (i) has been administered in accordance with its terms and (ii) complies in form, and has been maintained in accordance, with the requirements of ERISA and, where applicable, the Code. Except as disclosed on Schedule 3.22(b), the Company has no obligations to provide health or life insurance benefits to its former employees, except as specifically required by law. Except as disclosed on
Schedule 3.22(b), the 401(k) Plan has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of the Company nothing has occurred and no condition exists that could cause the loss of such qualification. All contributions or payments that are due from the Company with respect to the 401(k) Plan and Non-ERISA Commitments have been timely paid and any related insurance and third party administration contracts remain in full force and effect. There is no pending or to the Knowledge of the Company threatened claim in respect of the 401(k) Plan or any Non-ERISA Commitments other than routine claims for benefits in the ordinary course of business.

     Section 3.23 Contracts. Except as set forth on Schedule 3.23 or any other Schedule hereto, the Company is not a party to or bound by:

          (a) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

          (b) any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $10,000, or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any of the foregoing;

          (c) any joint venture, partnership or other arrangement involving a sharing of profits involving the Company;

          (d) any agreement which is material to the Business and which includes provisions regarding minimum volumes or volume discounts, excluding outstanding price quotations;

          (e) any agreement which is material to the Business and pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product of the Company will be payable or required after the Closing;

          (f) any guarantee of the obligations of the Company's customers, suppliers, officers, directors, employees or Affiliates or others;

          (g) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative or advertising or public relations contract which is material to the Business;

          (h) any agreement limiting the Company's ability to engage in any business anywhere in the world;

          (i) any contract which provides for, or relates to, any non-competition or confidentiality arrangement with any Person, including any current or former officer or employee of the Company;

          (j) any contract or group of related contracts for capital expenditures in excess of $10,000 for any single project or related series of projects;

          (k) any contract which involves payments or receipts by the Company of more than $5,000; or

          (l)  any contract not made in the ordinary course of business.

     Section 3.24 Status of Contracts. Each of the leases, contracts and other agreements listed on Schedules 3.13, 3.16, 3.17, 3.22(a) and 3.23 (collectively, the "Material Contracts"), constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and each of the Material Contracts (except as set forth in Schedule 3.24 and except for those Material Contracts which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing Date, in each case without materially breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as set forth on Schedule 3.24, the Company has fulfilled and performed its obligations in all material respects under each of the Material Contracts and the Company is not in, or, to the Knowledge of the Company, alleged to be in, material breach or default under, nor is there or, to the Knowledge of the Company, is there alleged to be any basis for termination of any of the Material Contracts. To the Knowledge of the Company, no other party to any of the Material Contracts has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Company, by any other party. The Company is not currently renegotiating any of the Material Contracts or paying liquidated damages in lieu of performance thereunder.

     Section 3.25 No Violation, Litigation or Regulatory Action. Except as set forth on Schedule 3.25:

          (a) To the Knowledge of the Company, the Company has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees, stipulations, awards or orders of any Governmental Body which are applicable to the Company or its Business;

          (b) No notice has been served upon the Company by any Governmental Body or other person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by the Company;

          (c) There are no lawsuits, claims, suits, proceedings pending or, to the Knowledge of the Company, threatened against the Company or investigations pending regarding the Company nor, to the Knowledge of the Company, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which the Company is the plaintiff or claimant; and

          (d) There is no action, suit or proceeding pending or, to the Knowledge of the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Merger Agreement.

     Section 3.26 Insurance. All fire and casualty, liability (general, products and other liability), workers' compensation and other forms of insurance and bonds maintained by the Company are set forth on Schedule 3.26, provide full and adequate coverage for all normal risks incident to the Business and the respective properties and assets of the Company, and, to the Knowledge of the Company, are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar peril or hazards. The Company has made any and all payments required to maintain such policies in full force and effect. The Company has not received notice of default under any such policy, and has not received written notice or, to the Knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

     Section 3.27 Environmental Protection. Except as set forth on Schedule 3.27: to the Knowledge of the Company, (i) the Company has all permits and licenses required under all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, guidelines or any binding determinations of any Governmental Body (including consent decrees and administrative orders) relating to protection of the environment or public or worker health and safety (collectively, "Environmental Laws") in connection with the operation of the Business, (ii) is in compliance with such permits and licenses as well as with Environmental Laws, (iii) has not received notice of any actual or alleged noncompliance and (iv) there have been no past events, actions or practices which will prevent continued compliance with permits, licenses and Environmental Laws in effect at the Effective Time or which could form the basis for any claim, action or suit, based on the Release or threatened Release of any Contaminant on, in or under or from any Facility now or previously owned, operated or leased by the Company. Except as set forth on Schedule 3.27, the Company has not received any formal notice, demand or claim, and there are no legal or administrative proceedings pending or resolved in which it has been alleged that the Company is not in compliance with Environmental Laws or that it is liable under Environmental Laws in connection with any generation, treatment, storage, transportation or disposal of any Contaminant. Except as set forth on Schedule 3.27, to the Knowledge of the Company, there have been no past events, actions, practices which will prevent continued compliance with permits, licenses and Environmental Laws in effect at the Effective Time, or which could form the basis for any claim, action or suit, based on the Release or threatened Release of any Contaminant, it being understood that awareness or notice of future Environmental Laws of general application by environmental regulatory bodies will not constitute a breach of this representation and warranty.

     Section 3.28 Customers and Suppliers. Set forth in Schedule 3.28 hereto is a list of names and addresses of the Company's ten (10) largest customers and the nine (9) largest vendors during each of the years ended December 31, 2000 and December 31, 2001. Except as set forth in Schedule 3.28, there exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or group of customers or supplier or group of suppliers listed in Schedule 3.28, or whose purchases or sales individually or in the aggregate are material to the operations of the Company's business.

     Section 3.29 Shareholders' Assets. None of the Shareholders owns, directly or indirectly, any assets or properties relating to or used by the Company in the Business.

     Section 3.30 No Finder. The Company has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     Section 3.31 Transactions with Affiliates. Except as set forth on Schedule 3.31, no officer, director or other Affiliate of the Company (including spouses, children and other relatives of any of the foregoing) is a party to any agreement, contract, arrangement or transaction with the Company or has any interest in any property (real or personal or mixed, tangible or intangible) owned or leased by the Company.

     Section 3.32 Budget and Financial Projections. (a) Schedule 3.32 sets forth
(i) as of the date hereof the budgets of capital, payroll and other expenditures of the Company for the fiscal year ending December 31, 2002 (collectively, the "Budget") and (ii) the total capital expenditures through December 31, 2002, if any, for each capital expenditure project for which funds are proposed to be expended during such fiscal year.

                  (b) The Company has made available to Parent certain financial projections with respect to the Company, which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable.

     Section 3.33 Confidentiality Agreements. Each current employee and officer of the Company has executed a Confidentiality and Nondisclosure Agreement substantially in the form or forms previously presented or made available to Parent.

     Section 3.34 Bank Accounts; Powers of Attorney; Minute Books. (a) Schedule
3.34 sets forth a complete and correct list of all bank accounts and safe deposit boxes of the Company and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company.

                  (b) True and complete copies of the minute books of the Company have been delivered to Parent. Such minute books contain true and complete records of all meetings and other corporate action taken by the Board of Directors and stockholders of the Company.

     Section 3.35 Proxy Statement. The Proxy Statement and related proxy materials (collectively, the "Proxy Statement") to be prepared by the Company in accordance with Section 5.12 and used in connection with the Company's meeting of Shareholders described in Section 5.12 at which the Merger Agreement and the Merger will be considered for approval (the "Shareholders Meeting") will, when prepared by the Company and distributed to the Shareholders, comply in all material respects with the provisions of the CGCL and will not, at the time of the mailing of the Proxy Statement to the Shareholders, at the time of the Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information supplied by Parent for use in the Proxy Statement, including, without limitation any information contained in the PPM, to be attached to the Proxy Statement as an Appendix. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described. None of the information that the Company will supply specifically for use in the PPM will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     Section 3.36 Disclosure. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified or referred to in this Agreement, including, without limitation, the Company Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of circumstances under which they were made, not misleading.

     Section 3.37 Company Disclosure Schedules. Notwithstanding anything in this Agreement to the contrary, (a) all information contained in the Schedules delivered by the Company pursuant to Article III hereto (the "Company Disclosure Schedules") for all purposes is and shall be deemed to constitute a part of the Company's representations and warranties set forth in this Article III, (b) the Company Disclosure Schedules are incorporated in this Agreement by this reference, and (c) disclosure by the Company in or on one Company Disclosure Schedule shall be deemed to be disclosure for all other purposes on any or all of the other Company Disclosure Schedules for which such disclosure may be relevant to the extent that a reasonable person would understand that information disclosed in such Schedule might reasonably apply to such other Schedule(s).

                                   ARTICLE IV
                            [INTENTIONALLY RESERVED]


                                   ARTICLE V
                      ADDITIONAL AGREEMENTS OF THE PARTIES

     Section 5.1 Ordinary Course. The Company covenants that prior to the Closing, without Parent's written consent, the Company shall not:

                  (a) take or authorize any of the actions set forth in Section 3.7(b);

                  (b) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, or make any commitment to issue or sell any such shares or securities;

                  (c) directly or indirectly solicit or negotiate with respect to any inquiries or proposals from any person relating to: (i) the merger or consolidation of the Company with any person; (ii) the direct or indirect acquisition by any person of any of the assets of the Company (other than the sale of assets in the ordinary course of business consistent with past practice, not otherwise prohibited by this Section 5.1); or (iii) the acquisition of direct or indirect beneficial ownership or control of the Company or any securities thereof by any person;

                  (d) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or prior to the Closing Date); or

                  (e)  agree or commit to do or authorize any of the foregoing;

         provided, that, if the Company provides written notice to Parent (pursuant to the terms of Section 10.2) of its intent to take, authorize, agree or commit to do or authorize any action prohibited by this Section 5.1, and prior to obtaining Parent's consent as required by this Section 5.1, the Board of Directors of the Company acting in good faith determines that the failure to take, authorize, agree or commit to do or authorize such action will jeopardize the existence of the Company, the taking, authorization, agreement or commitment to do or authorize any such action by the Company shall not constitute a breach of this Agreement giving rise to a claim for damages by Parent or Mergerco; provided, further, that the foregoing proviso shall in no way operate as a waiver by Parent of the requirements of Section 6.2 or limit or condition Parent's right to terminate this Agreement pursuant to
Section 9.1(d).

     Section 5.2 Access Prior to Closing; Certain Notices. (a) Upon reasonable notice, Parent, the Company, each of their respective subsidiaries and each of their respective directors, officers, agents and employees shall afford to the other and the other's representatives (including, without limitation, its independent public accountants, banks or other lenders' representatives and attorneys) reasonable access during regular business hours from the date hereof through the Closing to any and all of its premises, properties, contracts, books, records, data and personnel or relating to its operations and during such period each shall make available or furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation by either of the parties or their respective representatives shall affect or otherwise obviate or diminish the representations, warranties, covenants, agreements or conditions to the obligations of the other party set forth herein.

                  (b) The Company covenants that prior to the Closing the Company will promptly notify Parent of any notice or any pending, threatened or contemplated lawsuit, claim, suit, proceeding or Governmental Body investigation which, if existing on the date hereof, would have been disclosable pursuant to
Section 3.25(b) or (c).

     Section 5.3 Regulatory and Other Authorizations. (a) Parent and the Company shall use commercially reasonable efforts to secure before the Closing Date, each consent, approval or waiver, in form and substance reasonably satisfactory to the Company or Parent, required to be obtained to satisfy the conditions set forth in Section 6.1 and Section 6.2 below; provided, that, none of the Company, Parent or Mergerco shall have any obligation to pay any consideration in order to obtain any such consents or approvals.

                 (b) During the period prior to the Closing Date, Parent and the Company shall use commercially reasonable efforts to secure any consents and approvals of any Governmental Body required to satisfy the conditions set forth in Sections 6.1 and 6.2 below; provided, however, that the Company shall not make any agreement or understanding affecting its assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Parent.

     Section 5.4 Further Assurances. At any time and from time to time at or after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

     Section 5.5 Company Financial Statements. The Company shall promptly provide to Parent copies of any financial statements prepared with respect to the Company as of a date or for a period subsequent to that reflected in the Company's Financial Statements.

     Section 5.6 Delivery of Documents. Subject to the satisfaction of the conditions to their respective obligations contained in Article VI, the parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Article VII.

     Section 5.7 Employees. The Company hereby acknowledges that, after the Closing, neither Parent nor the Surviving Corporation, has any obligation to continue the employment of any of the employees of the Company; except for the employment of John D'Angelo pursuant to the D'Angelo Employment Agreement, Mark Gergen pursuant to the Gergen Employment Agreement, J.W. Hammon pursuant to the Hammon Employment Agreement, Robert Maurer pursuant to the Maurer Employment Agreement and Craig Myers pursuant to the Myers Employment Agreement.

     Section 5.8 Use of Trade Names. Parent and Surviving Corporation and their Affiliates shall, after the Effective Time, have the unlimited, exclusive, royalty-free and perpetual right to use the names "Entelagent" and any other names or tradenames used by the Company with respect to the Business.

     Section 5.9 Continued Relationships. After the date hereof and through the Closing the Company shall use commercially reasonable efforts to preserve intact the business of the Company and keep available the services of its officers and employees and maintain good relationships with suppliers, advertising and other customers and others having business relations with the Company.

     Section 5.10 Preserve Accuracy of Representations and Warranties. Between the date hereof and the Closing Date, each of the parties hereto shall refrain from taking any action which would render any of its respective representations or warranties contained in Article II or III of this Agreement inaccurate as of the Closing Date, after taking into effect any amendments or supplements to the Parent Disclosure Schedules necessary or appropriate as a result of the Patron Holdings Merger. Each party shall promptly notify the other of any action, suit or proceeding that has been instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the Merger Agreement.

     Section 5.11 Notification by the Company of Certain Matters. The Company shall promptly advise Parent in writing of (i) any change or event having a Material Adverse Effect on the Company, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Material Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Effective Time and of which the Company has Knowledge.

     Section 5.12 Necessary Actions. Subject to the terms of this Agreement, Parent, Mergerco and the Company shall use commercially reasonable efforts to effect the Merger as promptly as possible after the date hereof. The Company shall prepare Annex A hereto and shall use its best efforts to deliver Annex A to Parent within 10 days after the date hereof, but in any event not later than the date of delivery of the Proxy Statement to Parent and its counsel pursuant to this Section 5.12. The Company shall prepare the Proxy Statement, which shall include a recommendation in favor of the Merger by the Company's Board of Directors, as promptly as possible after the date hereof and shall submit the proposed Proxy Statement to Parent and its counsel not less than 10 days prior to submitting the Proxy Statement to the Shareholders; provided, however, that the Company's Board of Directors may withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent and/or Mergerco, such recommendation in favor of the Merger if, after consultation with independent legal counsel, the Company's Board of Directors determines in good faith that such action is necessary to avoid a breach by the Board of Directors of the Company of its fiduciary duties to the Shareholders under applicable laws; provided, further, that notwithstanding such withdrawn recommendation, the Company shall comply with all other requirements of this
Section 5.12. The Company covenants and agrees that at the time of mailing of the Proxy Statement to the Shareholders, at the time of the Shareholders Meeting and at the Effective Time the Proxy Statement, insofar as it contains information provided by the Company, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent covenants and agrees that at the time of mailing of the PPM to the Shareholders, at the time of the Shareholders Meeting and at the Effective Time the PPM, insofar as it contains information provided by Parent, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use commercially reasonable efforts to hold the Shareholders Meeting within forty-five (45) days after the later of (a) the date of this Agreement; (b) delivery by Parent of the PPM to each of the Shareholders or (c) approval by Parent of the final form of the Proxy Statement. The Proxy Statement and the submission thereof to the Shareholders, the Board of Directors meeting approving this Agreement, the Merger Agreement, the Merger and authorizing submission of the Merger for approval of Shareholders and the Shareholders Meeting shall each comply in all material respects with the requirements of the CGCL and the Company's Articles of Incorporation and By-laws and all other applicable laws, including all applicable rules and regulations of Governmental Bodies and all laws (including common laws) relating to the fiduciary duties of the Company's Board of Directors.

     Section 5.13 No Assurance of IPO. The Company acknowledges and agrees:

             (a) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that an IPO (or any other public offering of the capital stock of Parent) will occur at a particular price or within a particular range of prices or occur at all;

             (b) that neither Parent, any of its subsidiaries, any of their respective officers, directors, agents or representatives nor any prospective underwriter shall have any liability to the Company, any Shareholder or any other person or entity affiliated or associated with the Company for any failure of an IPO (or any other public offering of the capital stock of Parent) to occur at a particular price or within a particular range of prices or to occur at all; and

             (c) that the decision of each Shareholder to vote in favor of or consent to the proposed Merger has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective underwriter or by Parent personnel, relative to Parent or any possible IPO (or any other public offering of the capital stock of Parent).

     Section 5.14 Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, Mergerco, the Company or any of their respective subsidiaries shall knowingly take or fail to take any action which action or failure would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.15 Lok Tek Investment. Prior to the Effective Time, (a) the Company shall use commercially reasonable efforts to terminate any existing contracts or other agreements between Lok Technologies, Inc., a Delaware corporation ("Lok Tek"), and the Company (the "Lok Tek Agreements") and (b) Parent shall either expressly assume or otherwise discharge or satisfy in full the Company's indebtedness or other obligations to Lok Tek.

     Section 5.16 Indebtedness. The Company shall use commercially reasonable efforts to restructure all monies lent or debts owed by the Company to any of its employees, any Shareholder or third parties. All indebtedness of the Company as of the date hereof is set forth on Schedule 5.16 hereto. Parent and the Company shall amend Schedule 5.16 prior to the Closing to reflect all indebtedness of the Company as of the date which is two business days prior to the Closing.

     Section 5.17 Option Grants. Subsequent to the Closing, Parent shall grant 440,000 options to purchase Parent Common Stock to certain employees and non-employee consultants of the Company in the amounts specified on Schedule
5.17 hereto.

     Section 5.18 Certain Liabilities and Obligations of the Company.

             (a) Concurrently with and at the Closing, Parent shall pay and satisfy in full each of the liabilities and obligations of the Company set forth on Schedule 5.18(a) hereto. Not later than two business days prior to the Closing, Parent and the Company shall amend Schedule 5.18(a) to reflect the current amounts of such liabilities and obligations of the Company.

             (b) Concurrently with and at the Closing, Parent and the Company shall execute and deliver an Assignment and Assumption Agreement in form and substance reasonably acceptable to Parent and the Company (the "Assignment and Assumption Agreement"), pursuant to which the Company shall expressly assign to Parent, and Parent shall expressly, irrevocably and fully assume, all of the liabilities and obligations of the Company set forth on Schedule 5.18(b) hereto (collectively, the "Assumed Liabilities and Obligations"). Parent shall (and the Assignment and Assumption Agreement will provide that Parent shall) pay, discharge in full or obtain a release from each of the Assumed Liabilities and Obligations within the time periods specified on Schedule 5.18(b) and on a conforming schedule to the Assignment and Assumption Agreement. Not later than two business days prior to the Closing, Parent and the Company shall amend Schedule 5.18(b) to reflect the current amounts of the Assumed Liabilities and Obligations.

     Section 5.19 Pre-Closing Working Capital. Following the date of this Agreement through the Effective Date, Parent shall provide the Company with adequate working capital to fund the business operations of the Company.

     Section 5.20 Indemnification of Officers and Directors of the Company. For six (6) years from and after the Effective Time (or, in the case of matters occurring at or prior to the Effective Time that have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), Parent shall indemnify and hold harmless each individual who as of the date hereof is a director or officer of the Company (an "Indemnified Person") for and against all losses, expenses and liabilities that such person incurs or may incur based upon or relating to facts, events and/or matters existing or occurring prior to or at the Effective Time (including in connection with the Merger or the consummation thereof), to the same extent as provided in (or permitted by) the Company's Articles of Incorporation and/or Bylaws, in each case, as in effect on the date of this Agreement; provided, however, that Parent shall not be required to indemnify or hold harmless any Indemnified Person in connection with any proceeding (or portion thereof) to the extent (but only to such extent) involving any claim initiated by any Indemnified Person (or any spouse or member of such Indemnified Person's family, or a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of such Indemnified Person's spouse or members of such Indemnified Person's family, or a trust for such Indemnified Person's own self) unless such proceeding is brought by such Indemnified Person solely to enforce rights under this Section 5.20. As used herein, the word "family" shall include any spouse, lineal ancestor or descendent, step-child, brother or sister. The Bylaws of the Surviving Corporation shall contain provisions identical with respect to indemnification to those set forth in Article VII, Section 1 of the Company's Bylaws as in effect on the date of this Agreement and the Charter of the Surviving Corporation shall contain provisions identical with respect to indemnification as those set forth in Article IV.B of the Articles of Incorporation of the Company as in effect as of the date of this Agreement and such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect any of the rights of indemnification of persons covered thereby immediately before the Effective Time. Subject to all of the foregoing provisions in this Section 5.20, from and after the Effective Time, each person who as of the date of this Agreement is a director and/or officer of the Company who becomes a director and/or officer of Parent or any of its subsidiaries (including the Surviving Corporation) shall (in addition to that which they are and shall be entitled pursuant to the foregoing provisions of this Section) have indemnification rights (with respect to their capacities as directors or officers of Parent or any of its subsidiaries (including the Surviving Corporation) at or after the Effective Time) to the extent provided in the Certificate of Incorporation or similar governing documents of Parent and its subsidiaries (including the Surviving Corporation), as in effect from time to time after the Effective Time.

     Section 5.21 Update of the Parent Disclosure Schedules. Subsequent to the Patron Holdings Merger, but not later than five days prior to the Effective Date, Parent will supplement or amend the Parent Disclosure Schedules as necessary to reflect any and all facts, conditions, occurrences, changes and other matters, in each case occurring as a result of the Patron Holdings Merger, and in each case entirely consistent with the representations and warranties contained in Article V of the Share Exchange Agreement, which are necessary to correct any information in such Parent Disclosure Schedules which has been rendered inaccurate thereby and/or that has caused or may cause Parent's representations and warranties contained herein (other than the representations and warranties of Parent set forth in Section 2.10) not to be true and correct in all respects. Subject to the foregoing, any such supplement or amendment to the Parent Disclosure Schedules shall, as of the date of delivery to the Company, be deemed to constitute a part of Parent's representations and warranties set forth in this Agreement and, from and after any such supplement or amendment, the accuracy or completeness of Parent's representations and warranties and the Parent Disclosure Schedules shall be determined by reference to the representations, warranties and Parent Disclosure Schedules, as so supplemented or amended.

     Section 5.22 Patron Holdings Merger. Subject to Sections 9.1(e) and 9.2, the parties hereto agree to negotiate in good faith any amendments to this Agreement, the Exhibits and the Merger Agreement mutually deemed necessary by the parties hereto to effect the transactions contemplated hereby following the completion of the Patron Holdings Merger.

     Section 5.23 Registration Rights Agreement. At the Closing, Parent shall execute and deliver the Registration Rights Agreement.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     Section 6.1 The Company's Conditions to Close. The obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived (in whole or in part), in writing, by the Company, to the extent permitted by applicable law:

                  (a) The representations and warranties of Parent contained in this Agreement that are qualified as to materiality shall be true and correct in all respects and the representations and warranties of Parent contained in this Agreement that are not so qualified shall be true and correct in all material respects on the date hereof and on the Closing Date (after taking into account the updated Parent Disclosure Schedules delivered by Parent pursuant to Section 5.21), with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that they expressly relate to an earlier date); provided, that, the conditions set forth in this Section 6.1(a) shall be deemed satisfied by Parent to the extent that any such inaccuracies contained in any such representation or warranty of Parent do not, individually or in the aggregate, adversely affect Parent or the properties, assets, liabilities (fixed or otherwise) or condition (financial or otherwise) of Parent and any of its subsidiaries, taken as a whole, in an amount in excess of $200,000;

                  (b) Parent and Mergerco shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement (other than in Section 5.6) and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent at or prior to the Closing;

                  (c) Parent, Mergerco and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

                  (d) There shall not have occurred any change which would have or would be likely to have a Material Adverse Effect with respect to Parent or Mergerco;

                  (e) On the Closing Date, there shall be no Requirement of Law, injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

                  (f) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement and the Merger Agreement;

                  (g) The valuation of the Merger Consideration shall have been approved as required by Article III, Section B(2)(b)(ii)(B) of the Company's Articles of Incorporation by the affirmative vote of a majority of the votes that holders of the outstanding shares of each series of Company Preferred Stock are entitled to cast (voting as a single class on an as-if converted basis in accordance with the Company's Articles of Incorporation);

                  (h) The Merger and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of not less than a majority of the shares of Company Common Stock outstanding and entitled to vote with respect thereof (voting as a single class with the holders of Company Preferred Stock voting on an as-if converted basis in accordance with the Company's Articles of Incorporation), by the holders of the Company Preferred Stock with each series voting separately as a class in accordance with the Company's Articles of Incorporation and by the holders of the Company Preferred Stock with each series voting as a single class on as as-if converted basis in accordance with the Company's Articles of Incorporation;

                  (i) Parent shall have delivered the PPM to each Shareholder;

                  (j) The Company shall be reasonably satisfied that the Merger and the transactions contemplated thereby are exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act pursuant to and in full compliance with the conditions of Rule 506 of Regulation D promulgated thereunder;

                  (k) The Company shall be reasonably satisfied that the Merger and the transactions contemplated thereby are exempt from the registration or qualification provisions of all state securities laws applicable to the Merger and the transactions contemplated thereby;

                  (l) Parent shall have executed and delivered to the Company the Assignment and Assumption Agreement;

                  (m) Parent shall have performed fully Parent's obligations under Section 5.18(a);

          (n) Parent and Mergerco shall have executed and delivered to the respective Shareholder party thereto the D'Angelo Employment Agreement, the Gergen Employment Agreement, the Hammon Employment Agreement, the Maurer Employment Agreement and the Myers Employment Agreement;

          (o) The Merger Agreement shall have been filed with the Secretary of State of the State of California;

          (p) Parent shall have executed and delivered to the Shareholders signatory thereto the Registration Rights Agreement;

          (q) Parent shall have consummated its acquisition of TrustWave pursuant to the terms of the TrustWave Agreement and Plan of Merger and the TrustWave Supplemental Agreement and TrustWave shall have become a wholly owned subsidiary of Parent;

          (r) The shareholders of Patron Holdings shall have approved the Patron Holdings Merger and Parent and Patron Holdings shall have effected the Patron Holdings Merger;

          (s) There shall have been no material breach by TrustWave of any of its representations and warranties contained in Article III of the TrustWave Supplemental Agreement, which breach is not cured or remedied in full to the Company's reasonable satisfaction within 10 days after written notice of such breach provided by the Company to Parent;

          (t) There shall not exist or have been made any material misrepresentation or omission in any of the Patron Holdings Filings, which material misrepresentation or omission is not cured or remedied in full to the Company's reasonable satisfaction within 10 days after written notice thereof provided by the Company to Parent; and

          (u) Parent shall have delivered to the Company a certificate, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, signed by Parent's chief executive officer and chief financial officer, to the effect set forth in clauses (a) through (f), inclusive, of this Section 6.1.

     Section 6.2 Parent's Conditions to Close. The obligations of Parent under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived (in whole or in part), in writing, by Parent, to the extent permitted by applicable law:

          (a) The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that they expressly relate to an earlier date); provided, that, the conditions set forth in this Section 6.2(a) shall be deemed satisfied by the Company to the extent that any such inaccuracies contained in any such representation or warranty of the Company do not, individually or in the aggregate, adversely affect the Company or the properties, assets, liabilities (fixed or otherwise) or condition (financial or otherwise) of the Company in an amount in excess of $200,000;

          (b) The Company shall have performed and complied in all material respects with all the covenants and agreements contained in this Agreement (other than Section 5.6) and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by it at or prior to the Closing;

          (c) Parent and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

          (d) On the Closing Date, there shall be no Requirement of Law, injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Merger Agreement;

          (e) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company;

          (f) The valuation of the Merger Consideration shall have been approved as required by Article III, Section B(2)(b)(ii)(B) of the Company's Articles of Incorporation by the affirmative vote of a majority of the votes that holders of the outstanding shares of each series of Company Preferred Stock are entitled to cast (voting as a single class on an as-if converted basis in accordance with the Company's Articles of Incorporation);

          (g) The Merger and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of not less than a majority of the shares of Company Common Stock outstanding and entitled to vote with respect thereof (voting as a single class with the holders of Company Preferred Stock voting on an as-if converted basis in accordance with the Company's Articles of Incorporation), by the holders of the Company Preferred Stock with each series voting separately as a class in accordance with the Company's Articles of Incorporation and by the holders of the Company Preferred Stock with each series voting as a single class on as as-if converted basis in accordance with the Company's Articles of Incorporation;

          (h) The Company shall have received all necessary consents or approvals, in form and substance reasonably satisfactory to Parent, to the transactions contemplated by this Agreement as specified in Schedules 3.5 and
3.24 hereto;

          (i) Parent shall be reasonably satisfied that the Merger and the transactions contemplated thereby are exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act pursuant to and in full compliance with the conditions of Rule 506 of Regulation D promulgated thereunder;

          (j) The Company shall have executed and delivered to Parent the Assignment and Assumption Agreement;

          (k) Parent shall be reasonably satisfied that the Merger and the transactions contemplated thereby are exempt from the registration or qualification provisions of all state securities laws applicable to the Merger and the transactions contemplated thereby;

          (l) The shares of Company Stock representing Dissenting Shares shall be no more than 400,000 of the issued and outstanding shares of Company Stock immediately prior to the Effective Time; provided, that, (a) if more than 5% of the issued and outstanding shares of Company Stock constitute Dissenting Shares or (b) if fewer than 95% of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast (voting as a single class with the holders of the Company Preferred Stock voting on an as-if converted basis in accordance with the Company's Articles of Incorporation) vote in favor of the Merger Agreement and the transactions contemplated thereby, then Parent may elect, in its sole discretion, to delay the Closing until the expiration of the thirty-day period set forth in Section 1301(b)(2) of the CGCL;

          (m) Since the Balance Sheet Date, there shall not have occurred any change which has had or would reasonably be expected to result in a Material Adverse Effect with respect to the Company;

          (n) The Merger Agreement shall have been filed with the Secretary of State of the State of California;

          (o) John D'Angelo shall have entered into an Employment Agreement, in the form of Exhibit C hereto (the "D'Angelo Employment Agreement"), Mark Gergen shall have entered into an Employment Agreement, in the form of Exhibit D hereto (the "Gergen Employment Agreement"), J.W. Hammon shall have entered into an Employment Agreement, in the form of Exhibit E hereto (the "Hammon Employment Agreement"), Robert Maurer shall have entered into an Employment Agreement, in the form of Exhibit F hereto (the "Maurer Employment Agreement") and Craig Myers shall have entered into an Employment Agreement, in the form of Exhibit G hereto (the "Myers Employment Agreement");

          (p) The Shareholders signatory thereto shall have executed and delivered to Parent the Registration Rights Agreement;

          (q) Each holder of a Company Stock Option shall have executed and delivered to the Company an Option Termination Agreement in the form attached hereto as Exhibit B (the "Executed Option Termination Agreements") and each Stock Purchase Warrant shall have been terminated; and

          (r) The Company shall have delivered to Parent a certificate, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, signed by the Company's chief executive officer and chief financial officer, to the effect set forth in clauses (a) through (h), inclusive, and (m) of this
Section 6.2.

                                   ARTICLE VII
                                   THE CLOSING

     Section 7.1 Deliveries by the Company. At the Closing, the Company shall deliver the following to Parent:

          (a) A certificate of good standing as of a recent date from the California Secretary of State stating that the Company is a validly existing corporation in good standing under the laws of California.

          (b) Copies of duly adopted resolutions of the Board of Directors of the Company and the Shareholders approving the Merger and the execution, delivery and performance of this Agreement and the Merger Agreement and the other agreements and instruments contemplated hereby and thereby, certified by the Secretary of the Company;

          (c) The duly executed Merger Agreement;

          (d) The duly executed Employment Agreements;

          (e) The duly executed Registration Rights Agreement;

          (f) The duly executed Assignment and Assumption Agreement;

          (g) The certificate described in Section 6.2(r);

          (h) A copy of the Budget signed by the Company;

          (i) A true and complete copy of the Articles of Incorporation, as in effect on the Closing Date, of the Company, certified by the Secretary of State of the State of California, and a true and complete copy of the By-laws, as in effect on the Closing Date, of the Company, certified by the Secretary of the Company;

          (j) The Executed Option Termination Agreements; and

          (k) Documentation to Parent's reasonable satisfaction evidencing the termination of each of the Stock Purchase Warrants.

     Section 7.2 Parent's Deliveries. At the Closing, Parent shall deliver the following to the Company:

          (a) Certificate of good standing as of a recent date from the Delaware Secretary of State stating that Parent is a validly existing corporation in good standing;

          (b) Certificate of good standing as of a recent date from the California Secretary of State stating that Mergerco is a validly existing corporation in good standing;

          (c) Copies of duly adopted resolutions of Parent's and Mergerco's oards of Directors approving the execution, delivery and performance of this Agreement and the Merger Agreement and the other agreements and instruments contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of Parent or Mergerco;

          (d) The duly executed Merger Agreement;

          (e) The duly executed Employment Agreements;

          (f) The duly executed Registration Rights Agreement;

          (g) The duly executed Assignment and Assumption Agreement;

          (h) The certificate described in Section 6.1(u);

          (i) Documentation to the Company's reasonable satisfaction to the effect that Parent has performed its obligations sets forth in Section 5.18(a); and

          (j) A true and complete copy of the Certificate of Incorporation as in effect on the Closing Date, of Parent, certified by the Secretary of State of the State of Delaware, and a true and complete copy of the By-laws, in effect on the Closing Date, of Parent, certified by the Secretary of the Parent.

                                  ARTICLE VIII
                            [INTENTIONALLY RESERVED]



                                   ARTICLE IX
                                   TERMINATION

     Section 9.1 Termination. This Agreement shall be terminated automatically in the event the Merger Agreement is terminated in accordance with its terms. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may also be terminated at any time prior to the Closing Date:

          (a) By the mutual consent of the Company and Parent;

          (b) By the Company or Parent if the Closing shall not have occurred on or before April 30, 2003 (or such later date as shall be mutually agreed to in writing by the Company and Parent); provided that the party seeking termination is not in default or breach of this Agreement;

          (c) By the Company in the event of a material breach by Parent of any of its representations, warranties, agreements or covenants contained in this Agreement, which breach is not cured by Parent within 10 days after written notice of such breach; provided, that, the Company shall have no right to terminate pursuant to this Section 9.1(c) if any such breach or breaches, individually or in the aggregate, do not deprive the Company of the economic benefits of the transactions contemplated hereby in an amount in excess of $200,000;

          (d) By Parent in the event of a material breach by the Company of any of its respective representations, warranties, agreements and covenants contained in this Agreement, which breach is not cured by the Company with 10 days after written notice of such breach; provided, that, Parent shall have no right to terminate pursuant to this Section

9.1(d) if any such breach or breaches, individually or in the aggregate, do not deprive Parent of the economic benefits of the transactions contemplated hereby in an amount in excess of $200,000;

          (e) By the Company if the supplemented Parent Disclosure Schedules delivered by Parent pursuant to Section 5.21 contain any facts, conditions, occurrences, changes and other matters which (A) had not been previously disclosed (x) in the Parent Disclosure Schedules attached hereto as of the date hereof or (y) in any registration statement, prospectus, form report or document required to be filed by Patron Holdings under the Securities Act or the Securities Exchange Act of 1934 at any time prior to the Effective Time (collectively, the "Patron Holdings Public Filings") and (B) when taken as a whole, would result in a Material Adverse Effect on Parent;

          (f) By the Company in the event of a material breach by TrustWave of any of its representations and warranties contained in Article III of the TrustWave Supplemental Agreement, which breach is not cured or remedied in full to the Company's reasonable satisfaction within 10 days after written notice of such breach provided by the Company to Parent; or

          (g) By the Company in the event that there exists or has been made any material misrepresentation or omission in any of the Patron Holdings Filings, which material misrepresentation or omission is not cured or remedied in full to the Company's reasonable satisfaction within 10 days after written notice thereof provided by the Company to Parent.

     Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the preceding Section of this Agreement, all further obligations of the parties under this Agreement and the Merger Agreement shall be terminated without further liability of any party or its shareholders, directors or officers to the other parties, provided (a) that this Section 9.2,
Section 10.1 and Section 10.13 shall survive any such termination and (b) that nothing herein shall relieve any party from liability for its willful breach of this Agreement or the Merger Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Expenses. (a) No later than five (5) business days prior to the Closing, the Company shall provide to Parent a good faith written estimate of the expenses and fees of counsel to the Company and the Company's accountants incurred by the Company in connection with the preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby and thereby (the "Company Expense Report"). Unless this Agreement is terminated pursuant to Article IX, payment of the expenses and fees set forth on the Company Expense Report shall be made by Parent at Closing.

          (b) Except as otherwise provided herein, Parent shall bear its own expenses and fees and commissions (including, but not limited to, all compensation and expenses of counsel, consultants and accountants) incurred in connection with its preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby or thereby.

     Section 10.2 Notices. All notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (i) when personally delivered to the relevant party at such party's address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party's address indicated below, or (iii) if sent by facsimile, when confirmation of delivery is received by the sending party:

     If to the Company prior to Closing, to:

                                Entelagent Software Corp.
                                27061 Aliso Creek Road, Suite 100
                                Aliso Viejo, CA  92656
                                Attention:  William Hammon
                                Telecopy:  (949) 831-6050

                  with a copy to:

                                Arter & Hadden LLP
                                Five Park Plaza, Suite 1000
                                Irvine, CA  92614
                                Attention:  Gerard L. Oskam, Esq.
                                Telecopy:  (949) 833-9604

                  If to Parent or Mergerco, to:

                                Patron Systems, Inc.
                                212 West Kinzie Street
                                Chicago, Illinois 60610
                                Attention:  Pat Allin, Chief Executive Officer
                                Telecopy:  (202) 296-9403

                  with a copy to:

                                Sidley Austin Brown & Wood
                                Bank One Plaza
                                10 S. Dearborn
                                Chicago, Illinois 60603
                                Attention:  Larry A. Barden, Esq.
                                Telecopy:  (312) 853-7036

Each party hereto may change its address or facsimile number for purposes of this Section 10.2 by providing notice to the other parties in accordance with this Section 10.2.

     Section 10.3 Assignment. Prior to the Effective Time, this Agreement may not be assigned, by operation of law or otherwise. Following the Effective Time, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

     Section 10.4 Interpretation. The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto acknowledge and agree that this Agreement and the Merger Agreement are being executed prior to and in contemplation of the Patron Holdings Merger and subsequent to the consummation of the Patron Holdings Merger (subject to the provisions of Sections 9.1(e) and 9.2) this Agreement and the Merger Agreement shall be interpreted taking into account any supplements, amendments or modifications pursuant to Sections 5.21 and 5.22,

     Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of Parent, Mergerco and the Company.

     Section 10.6 Amendment. This Agreement may not be amended, modified or supplemented except by a writing signed by an authorized representative of each of the parties hereto.

     Section 10.7 Entire Agreement. The Merger Agreement (which is incorporated herein in its entirety) and this Agreement (including the Schedules and Exhibits attached hereto and the documents delivered pursuant hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     Section 10.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     Section 10.9 Survival. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant this Agreement shall not survive the Effective Time or the termination of this Agreement. This Section 10.9 shall not limit any covenant or agreement of the parties contained in this Agreement which by its terms provides for performance after the Effective Time. Except for the representations and warranties contained in this Agreement, none of the Company, Parent or Mergerco has made any representation or warranty, and, each of the Company, Parent and Mergerco hereby acknowledges that no representations or warranties have been made by, and it has not relied on any representation or warranty made by, any of the parties hereto or any of their respective representatives in respect of this Agreement and the transactions contemplated hereby and the documents and instruments referred to herein, notwithstanding the delivery or disclosure to such party or its representatives of any documentation or other information in respect of any one or more of the foregoing. The inclusion of any entry on any of the Company Disclosure Schedules or the Parent Disclosure Schedules hereto shall not constitute an admission by, or agreement of, the Company or Parent, as applicable, that such matter is material to the Company or Parent, as applicable.

     Section 10.10 Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     Section 10.11 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

     Section 10.12 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     Section 10.13 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other parties all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Parent and Mergerco, to their counsel, accountants, financial advisors, shareholders or lenders, and in the case of the Company, to their counsel, accountants, shareholders or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed Merger; provided, however, that after the Effective Time, Parent and the Surviving Corporation may use or disclose any confidential information included in the assets of the Company as of the Effective Time or otherwise reasonably related to the assets or business of the Company. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

     Section 10.14 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

          (i) Any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "Dispute."

          (ii) If the parties fail to settle any Dispute within 30 days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration. All such Disputes shall be arbitrated in Washington, D.C. pursuant to the arbitration rules and procedures of J.A.M.S. Endispute before an arbitrator or arbitrators selected in the manner provided in such rules and procedures, except that the "Final Offer (or Baseball)" Arbitration Option shall not be used unless otherwise agreed in writing. As a condition to JAMS' jurisdiction, the parties shall be entitled to conduct discovery pursuant to the Federal Rules of Civil Procedure.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed to be the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision. Each party shall bear its own expenses (including, without limitation, the fees and expenses of legal counsel and accountants) in connection with such arbitration, and Parent and the Company shall each bear one-half of the arbitrators' fees and expenses, provided that the arbitral award shall allocate such fees and expenses of counsel, accountants, other advisors and arbitrators according to the relative success of the contesting parties in the arbitration, as determined by the arbitrators. The arbitrators shall award an amount equal to the actual monetary damages suffered by each contesting party, which may include interest costs incurred by such party and, in the case of the Surviving Corporation, actual reductions in retail earnings before interest, taxes, depreciation and amortization for the period in which they occur, but the arbitrators shall not have the authority to award punitive damages.

     Section 10.15 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 10.15 and shall be equally applicable to both the singular and plural forms.

     "Affiliate" shall mean: any person or entity (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity involved, including, without limitation, officers and directors, (b) that directly or beneficially owns or holds 5% or more of any equity interest in the person or entity involved, or (c) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by the person or entity involved. As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise.

s                                       40

         "Agreement" has the meaning specified in the first paragraph hereof.

         "Assignment and Assumption Agreement" has the meaning specified in
Section 5.18(b).

         "Assumed Liabilities and Obligations" has the meaning specified in
Section 5.18(b).

         "Balance Sheet" has the meaning specified in Section 3.6(b).

         "Balance Sheet Date" means September 30, 2002.

         "Bankruptcy Code" means 11 U.S.C.ss.ss.101 et seq.

         "Budget" has the meaning specified in Section 3.32(a).

         "Business" means the businesses engaged in by the Company as of the date of this Agreement.

         "CGCL" has the meaning specified in Section 1.2.

         "Closing" has the meaning specified in Section 1.3.

         "Closing Date" has the meaning specified in Section 1.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company's Annual Financial Statements" has the meaning specified in
Section 3.6(a).

         "Company Common Stock" has the meaning specified in Section 3.3.

         "Company Disclosure Schedules" has the meaning specified in Section
3.37.

         "Company Expense Report" has the meaning specified in Section 10.1(a).

         "Company's Financial Statements" has the meaning specified in Section 3.6(b).

         "Company Preferred Stock" has the meaning specified in Section 3.3.

         "Company Stock" has the meaning specified in Section 3.3.

         "Company Stock Options" has the meaning specified in Section 1.5(a).

         "Company Stock Plan" means the Company's 1997 Stock Option Plan, as amended and approved by the Board of Directors of the Company.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, medical waste, special waste, asbestos, petroleum or petroleum-derived substance, radioactive material or waste, or any constituent of any such substance or waste and including, without limitation, any substance which any Governmental Body or lawful representative thereof requires to be controlled, removed, monitored, encapsulated or remediated or otherwise addressed for the purposes of protection of the environment or public or worker health and safety.

         "D'Angelo Employment Agreement" has the meaning specified in Section 6.2(o).

         "Dispute" has the meaning specified in Section 10.14.

         "Dissenting Shareholder" has the meaning specified in Section 1.6.

         "Dissenting Shares" has the meaning specified in Section 1.6.

         "Effective Time" has the meaning specified in Section 1.2 of the Merger Agreement.

         "Employment Agreements" means the D'Angelo Employment Agreement, the Gergen Employment Agreement, the Hammon Employment Agreement, the Maurer Employment Agreement and the Myers Employment Agreement, collectively.

         "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

         "Environmental Laws" has the meaning specified in Section 3.27.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means (a) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any predecessor of the Company; (b) any partnership, trade or business (whether or not incorporated) which at, or at any time before, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (c) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company or any predecessor of the Company, any corporation described in clause (a) or any partnership, trade or business described in clause (b).

         "Facility" means any real or personal property, plant, building, facility, structure, underground storage tank, or equipment or unit, or other asset owned, used, leased or operated by the Company.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Gergen Employment Agreement" has the meaning specified in Section 6.2(o).

         "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         "Governmental Permits" has the meaning specified in Section 3.11.

         "Hammon Employment Agreement" has the meaning specified in Section 6.2(o).

         "Indemnified Person" has the meaning specified in Section 5.20.

         "IPO" means Parent's (or its successor's) initial underwritten public offering of its Common Stock, par value $.01 per share, (or any class of capital stock into which shares of its Common Stock shall be exchangeable or convertible) pursuant to an effective registration statement under the Securities Act, for the account of Parent.

     "Knowledge of the Company" means, as a particular matter, the actual knowledge of the following persons: J.W. Hammon, John D'Angelo and Mark Gergen.

     "Knowledge of Parent" means, as a particular matter, the actual knowledge of the following persons: Patrick Allin, Richard Linting and Brett Newbold.

         "Lok Tek" has the meaning specified in Section 5.15.

         "Lok Tek Agreements" has the meaning specified in Section 5.15.

         "Material Adverse Effect" means any change or effect (or any development that, insofar as can be reasonably foreseen, would result in any change or effect) that is materially adverse to the assets, business, financial condition, results of operations or prospects of the applicable Person or Persons.

         "Material Contracts" has the meaning specified in Section 3.24.

         "Maurer Employment Agreement" has the meaning specified in Section 6.2(o).

         "Merger" has the meaning specified in the first recital to this Agreement.

         "Merger Agreement" has the meaning specified in the first recital of this Agreement.

         "Mergerco" has the meaning specified in the first paragraph hereof.

         "Merger Consideration" has the meaning specified in Section 1.4.

         "Myers Employment Agreement" has the meaning specified in Section
6.2(o).

         "Non-ERISA Commitments" has the meaning specified in Section 3.22(a).

         "Parent" has the meaning specified in the first paragraph hereof.

         "Parent Common Stock" has the meaning specified in Section 2.4.

         "Parent Disclosure Schedules" has the meaning specified in Section
2.20.

         "Parent Stockholders" has the meaning specified in the second recital of this Agreement.

         "Parent Stock Options" has the meaning specified in Section 2.4.

         "Patron Holdings" has the meaning specified in the second recital of this Agreement.

         "Patron Holdings Common Stock" has the meaning specified in the second recital of this Agreement.

         "Patron Holdings Merger" has the meaning specified in the third recital of this Agreement.

         "Patron Holdings Public Filings" has the meaning specified in Section 9.1(e).

         "Permitted Encumbrances" means: (a) encumbrances for taxes or assessments or other governmental charges which are not yet due and payable; (b) materialmen's, merchants', carriers', worker's, repairer's, or other similar Encumbrances arising in the ordinary course of business which are not yet due or payable and; (c) purchase money security interests.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

         "PPM" has the meaning specified in Section 2.17.

         "Proxy Statement" has the meaning specified in Section 3.35.

         "Registration Rights Agreement" means the Registration Rights Agreement by and among Parent and the Shareholders signatory thereto in the form attached hereto as Exhibit H.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Facility of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Facility.

         "Requirements of Law" means any federal, state or local law, rule or regulation, Governmental Permit or other binding determination of any Governmental Body.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Share Exchange" has the meaning specified in the second recital of this Agreement.

         "Share Exchange Agreement" has the meaning specified in the second recital of this Agreement.

         "Shareholder Merger Consideration Approval" has the meaning specified in Section 3.4.

         "Shareholders" has the meaning specified in the Merger Agreement.

         "Shareholders Meeting" has the meaning specified in Section 3.35.

         "Software" has the meaning specified in Section 3.17(a)(iii).

         "Stock Purchase Warrants" has the meaning specified in Section 1.5(b).

         "Surviving Corporation" has the meaning specified in Section 1.1 of the Merger Agreement.

         "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (a) any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, value-added stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (b) liability of the Company or any of its subsidiaries for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any of its subsidiaries under any Tax sharing arrangement or Tax indemnity arrangement.

         "Tax Returns" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         "Transaction Documents" has the meaning specified in Section 2.6.

         "TrustWave" means TrustWave Corp., a Maryland corporation.

         "TrustWave Agreement and Plan of Merger" means that certain Agreement and Plan of Merger dated as of November 23, 2002 by and among Parent, TWC Acquisition, Inc. and TrustWave.

         "TrustWave Supplemental Agreement" means that certain Supplemental Agreement dated as of November 23, 2002 by and among Parent, TWC Acquisition, Inc., TrustWave and certain shareholders of TrustWave.

                                      *****

             IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as of the date first above written.

                                       PATRON SYSTEMS, INC.

                                       By: /s/ Brett Newbold
                                          ------------------
                                               Name: Brett Newbold
                                               Title:President


                                       ESC ACQUISITION, INC.

                                       By: /s/ Brett Newbold
                                          ------------------
                                               Name: Brett Newbold
                                               Title:CEO


                                       ENTELAGENT SOFTWARE CORP.

                                       By: /s/ J. William Hammon
                                          ----------------------
                                               Name: J. William Hammon
                                               Title:CEO